Exhibit 9(b)

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

September 1, 2015

BlackRock Funds III

400 Howard Street

San Francisco, CA 94105

Ladies and Gentlemen:

We have acted as counsel for BlackRock Funds III, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with the filing of its Post-Effective Amendment No. 189 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”) (File Nos. 33-54126 and 811-07332) (the “Registration Statement”). Included in the Registration Statement is a series of the Trust and the classes of shares of beneficial interest into which such series are divided (the “Shares”) as set forth on Exhibit A.

As counsel to the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Agreement and Declaration of Trust of the Trust, as amended, the By-Laws of the Trust, as amended, and such other documents as we have deemed relevant to the matters referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in accordance with the terms, conditions, requirements and procedures set forth in the Registration Statement, will be validly issued, fully paid and non-assessable beneficial interests in the Trust.

We hereby consent to the filing of this opinion as an exhibit to the Trust’s Registration Statement on Form N-1A and to the use of our name in the prospectuses and statement of additional information constituting parts thereof.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

EXHIBIT A

Series	Class

BlackRock Disciplined International Fund	Institutional Shares
Investor A Shares Class K Shares